Exhibit 10.7

SALES REPRESENTATIVE AGREEMENT

This Sales Representative Agreement ("Agreement") is effective as of this January 1st, 2013 ("Effective Date") between Semler Scientific, Inc. an Oregon corporation with principal offices at 2330 NW Everett Street, Portland, OR 97210 ("Supplier"), and Doug Murphy-Chutorian, an individual with principal offices at 335 Churchill Avenue, Palo Alto, CA 94301 ("Sales Representative").

The parties agree as follows:

1.           DEFINITIONS

a         "Products" means those products listed in Exhibit A. Products may be changed, abandoned or added by Supplier in Supplier's sole discretion at any time.

b         "Territory" means the geographical areas set forth in Exhibit A attached hereto.

2.           APPOINTMENT AND AUTHORITY OF SALES REPRESENTATIVE

a         Sales Representative Appointment.  Subject to the terms and conditions of this Agreement, Supplier hereby appoints Sales Representative as Supplier's non-exclusive Sales Representative for the Products only in the Territory, and Sales Representative hereby accepts such appointment. Sales Representative's sole authority will be to solicit orders for the Products in the Territory in accordance with the terms of this Agreement. Sales Representative will have no power or authority, expressed or implied, to make any commitment or incur any obligations on behalf of the Supplier.

b         Territorial Limitation.  Sales Representative shall neither advertise the Products outside the Territory nor solicit purchase orders from outside the Territory without the prior written consent of Supplier. Sales Representative shall promptly submit to Supplier, for Supplier's attention and handling, the originals of all inquiries received by Sales Representative from potential customers outside the Territory.

c         Independent Contractors.  The relationship of Supplier and Sales Representative established by this Agreement is that of independent contractors, and nothing contained in this Agreement will be construed to give either party the power to direct or control the day-to-day activities of the other. All financial and other obligations associated with Sales Representative's business are the sole responsibility of Sales Representative. Neither Sales Representative nor any individual whose compensation for services is paid for by Sales

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Representative, is in any way employed by the Supplier, nor will any of them be deemed to be employed by the Supplier for any purpose. Sales Representative accepts exclusive liability for any and all payroll taxes or contributions according to Federal, state or local tax laws with respect to sales agents and/or other individuals whose compensation is paid by Sales Representative.

3.           SALES REPRESENTATIVES RESPONSIBILITIES

a         Promotion.  Sales Representative shall use its best efforts to promote the sale of the Products in the Territory.

b         Competition.  During the term of hereof, Sales Representative shall not promote, solicit, obtain orders for the sale of, distribute and/or sell any products that are directly or indirectly competitive with the Products.

c         Promotional Material.  Without the prior written consent of Supplier, Sales Representative shall not produce promotional advertising and/or similar material to be used in connection with the sale of the Products other than such materials as may be provided by Supplier. Supplier will retain all right, title, and interest in and to all promotional advertising, marketing, or similar materials that it provides to Sales Representative.

d         Representation and Warranties.  Sales Representative is not authorized to, and shall not, make any representations or warranties with respect to the Products, except as expressly set forth in writing by Supplier, no representations or warranties are made with respect to the Products.

e         Reports.  At least one per calendar month, Sales Representative shall furnish the Company with a sales report for the previous month, which sales report shall include a list of customer inquiries, contacts, orders, and sales for the previous month, and such other information as Supplier may request from time to time. All such information shall be the property and confidential information of Supplier and subject to the terms of Section 8 hereof.

f         Product Complaints.  Sales Representative must report all product complaints and patient injuries within 24 hours of receiving such information. Sales Representative will also use best efforts to provide customer feedback related to product safety, efficacy and useability of the Products.

g         Compliance with Laws.  Sales Representative shall comply with all applicable federal, state and local laws and regulations as well as all applicable industry ethical codes and guidelines in performing its responsibilities hereunder.

h         No Advice or Recommendations.  Sales Representative agrees that it shall not at any time provide any advice, guidance, or consultation to any customer or potential customer regarding billing, reimbursement, or the location at which a patient should receive treatment.

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4.           COMMISSIONS

a         Amount of Commission.  Sales Representative's sole compensation under the terms of this Agreement will be a commission computed in accordance with this Section 3 and the schedule set forth in Exhibit B.

b         Basis of Commission.  The commission will apply to all purchase orders solicited by Sales Representative from the Territory that have been accepted by Supplier and for which shipment has occurred (a “Completed Order”). No commissions will be paid on (i) purchase orders solicited by Supplier within the Territory from the reserved accounts listed in Exhibit C, or (ii) purchase orders received from outside the Territory (even if Sales Representative receives the initial inquiry from outside the Territory) unless otherwise agreed in writing by Supplier. Commissions will be computed on the amounts received by Supplier from the customer, less (i) freight, packaging, handling or other shipment expenses; (ii) sales, use, value-added, excise and other taxes; (iii) C.O.D. charges; (iv) insurance; (v) customs duties and other governmental charges; (vi) cash or trade discounts; (vii) Product returns or credits; (viii) bad debt; and (ix) other similar costs and expenses. No commission will be paid with respect to repairs or other services provided by Supplier to Sales Representative.

c         Payment Terms.  The commission on a given purchase order will be due and payable net 30 days after the end of the calendar month in which Supplier receives payment from the customer. Commissions will be earned and paid pro rata on partial payments received. Payment of commissions will be subject to all applicable governmental regulations and rulings, including the withholding of any taxes required by law.

d         Commission Charge-Back.  Supplier may, in its sole discretion, set cash discounts, make such allowances and adjustments, accept such returns from its customers, and write off as bad debts such overdue customer accounts. In each such case, Supplier may charge back to Sales Representative's account any amounts previously paid or credited to it with respect to such cash discounts, allowances, adjustments, returns or bad debts.

e         Statements.  Supplier shall submit to Sales Representative periodic statements of the commissions due and payable to Sales Representative under the terms of this Agreement, with reference to the specific invoices on which the commissions are being paid.

5.           SALE OF THE PRODUCTS

a         Prices and Terms of Sale.  Supplier shall provide Sales Representative with copies of its current price lists, its delivery schedules, and its standard terms and conditions of sale, as established from time to time. Sales Representative shall quote to customers only those authorized prices, delivery schedules, and other terms and conditions of sale. Supplier may alter at will the prices, delivery schedules, and terms and conditions, provided only that it gives prior written notice to Sales Representative of any changes. Each purchase order will be governed by Supplier's prices, delivery schedules, and other terms and conditions of sale in effect at the time the purchase order is accepted by Supplier, and all quotations by Sales Representative must contain a statement to that effect.

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b         Acceptance.  All purchase orders obtained by Sales Representative will be subject to acceptance by Supplier at its principal office currently located at the address listed for Supplier at the beginning of this Agreement, and all quotations by Sales Representative must contain a statement to that effect. Sales Representative will have no authority to make any acceptance or delivery commitments to customers. Supplier specifically reserves the right to reject any purchase order or any part thereof for any reason.

c         Credit and Payment.  Supplier shall render all invoices directly to the customers and shall send copies of all invoices subject to commission to Sales Representative. Payments will be made directly to Supplier.

6.           PRODUCT WARRANTY AND PRODUCT AVAILABILITY

a         Product Warranty.  Any warranty for the Products will run directly from Supplier to the customer. Sales Representative will have no authority to accept any returned Products.

b         No Other Warranties.  Sales Representative shall not make any representation, guarantee or warranty concerning the Products except as expressly authorized in writing by Supplier.

c         DISCLAIMER.  SUPPLIER MAKES NO WARRANTIES TO SALES REPRESENTATIVE, EXPRESS, STATUTORY, IMPLIED, OR OTHERWISE, AND SUPPLIER SPECIFICALLY DISCLAIMS THE IMPLIED WARRANTIES AND CONDITIONS OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

7.           LIMITATION ON LIABILITY

SUPPLIER WILL NOT BE LIABLE TO SALES REPRESENTATIVE OR ANY THIRD PARTY FOR COSTS OF PROCUREMENT OF SUBSTITUTE GOODS, LOST PROFITS OR ANY OTHER SPECIAL, CONSEQUENTIAL, INCIDENTAL, OR INDIRECT DAMAGES, HOWEVER CAUSED, AND WHETHER BASED ON CONTRACT, TORT (INCLUDING NEGLIGENCE), PRODUCTS LIABILITY OR ANY OTHER THEORY OF LIABILITY, REGARDLESS OF WHETHER SUPPLIER HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

8.          CONFIDENTIALITY

Sales Representative acknowledges that by reason of its relationship to Supplier hereunder it will have access to certain information and materials concerning Supplier's business, plans, customers, technology, and products that are confidential and of substantial value to Supplier, which value would be impaired if such information were disclosed to third parties. Sales Representative shall not use in any way for its own account or the account of any third party other than to fulfill its express obligations under this Agreement, nor disclose to any third party, any such confidential information revealed to it by Supplier. Sales Representative shall take every reasonable precaution to protect the confidentiality of such information. Upon request by Sales Representative, Supplier shall advise whether or not it considers any particular information or materials to be confidential. All marketing

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and financial information, business plans, and technical information disclosed to Sales Representative by Supplier whether orally or in writing, and all customer lists, will be deemed confidential information of Supplier. Sales Representative shall not publish any technical description of the Products beyond the description published by Supplier. In the event of termination of this Agreement, there will be no use or disclosure by Sales Representative of any confidential information of Supplier, and Sales Representative shall not manufacture or have manufactured any devices, components or assemblies utilizing Supplier's confidential information.

9.           TRADEMARKS AND TRADE NAMES

a         Trademarks.  During the term of this Agreement, Sales Representative may indicate to the public that it is an authorized Sales Representative of Supplier's Products and to advertise such Products under the trademarks, marks, and trade names of Supplier that Supplier may adopt from time to time ("Supplier's Trademarks") and in the promotion of the Products; provided, however, that upon 30 days prior written notice to Sales Representative, Supplier may substitute alternative marks for any or all of the Supplier's Trademarks. All representations of Supplier's Trademarks that Sales Representative intends to use must first be submitted to Supplier for approval (which must not be unreasonably withheld) of design, color and other details or will be exact copies of those used by Supplier. In addition, Sales Representative shall fully comply with all reasonable guidelines, if any, communicated by Supplier concerning the use of Supplier's Trademarks.

b         Use.  Sales Representative shall not alter or remove any of Supplier's Trademarks affixed to the Products by Supplier. Except as set forth in this Section 9, nothing contained in this Agreement will grant or will be deemed to grant to Sales Representative any right, title or interest in or to Supplier's Trademarks. All uses of Supplier's Trademarks will inure solely to Supplier and Sales Representative will obtain no rights with respect to any of Supplier's Trademarks, other than the right to distribute Products as set forth herein, and Sales Representative irrevocably assigns to Supplier all such right, title and interest, if any, in any of Supplier's Trademarks. At no time during or after the term of this Agreement shall Sales Representative challenge or assist others to challenge Supplier's Trademarks (except to the extent expressly prohibited by applicable law) or the registration thereof or attempt to register any trademarks, marks or trade names confusingly similar to those of Supplier.

10.         TERM AND TERMINATION

a         Term.  This Agreement will commence on the Effective Date and will remain in full force and effect for an initial term of one (1) year. Thereafter, this Agreement shall automatically renew for additional one (1) year terms, unless terminated by either party upon at least thirty (30) days written notice prior to the expiration of the then-current term.

b         Termination for Convenience.  Either party may terminate this Agreement for any or no reason upon 30 days prior written notice to the other party.

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c         Termination for Cause.  If either party defaults in the performance of any provision of this Agreement, then the non-defaulting party may give written notice to the defaulting party that if the default is not cured within 10 days, the Agreement will be terminated. If the non-defaulting party gives such notice and the default is not cured during the thirty-day period, then the non-defaulting party may terminate this Agreement by written notice effective immediately at the end of that period.

d         Additional Commissions.  Upon termination, subject to all the provisions of this Agreement and to Sales Representative's compliance with Section 10(e) below, Supplier shall pay commissions to Sales Representative on all purchase orders meeting all of the following requirements: (i) the purchase order was solicited by Sales Representative, and (ii) the purchase order was accepted by Supplier prior to the date of termination of this Agreement, and (iii) Supplier receives payment under the purchase order within 90 days after the date of termination of this Agreement for use of the Product prior to the date of termination. Supplier's obligation to pay commissions during any period after the effective date of termination is subject to and conditional upon Sales Representative's cooperation with any replacement Sales Representative organization. If Supplier is owed any amounts by Sales Representative, Supplier will have the right, in its absolute discretion, to offset any commission payable by Supplier to Sales Representative by such obligation owed to Supplier by Sales Representative.

e         Return of Materials.  All trademarks, trade names, patents, copyrights, designs, drawings, formulas or other data, financial information, business plans, photographs, samples or demonstration units, literature, and sales aids of every kind will remain the property of Supplier. No later than 30 days after the termination of this Agreement, Sales Representative shall prepare all such items in its possession for shipment, as Supplier may direct, at Supplier's expense. Sales Representative shall not make or retain any copies of any confidential items or information that may have been entrusted to it. Effective upon the termination of this Agreement, Sales Representative shall cease to use Supplier's Trademarks. Any listing by Sales Representative of Supplier's name in any telephone book, directory, public record or like publication will be removed by Sales Representative as soon as possible, but no later than the subsequent issue of such publication.

f         Survival.  The provisions of Sections 1, 3, 6, 7, 8, 9, 10, and 11 will survive the termination or expiration of this Agreement for any reason. All other rights and obligations of the parties will cease upon termination of this Agreement.

11.         MISCELLANEOUS

a         Miscellaneous.  No amendment or modification hereof will be valid or binding upon the parties unless made in writing and signed by the duly authorized Sales Representatives of both parties. In the event that any provision or provisions of this Agreement will be held to be unenforceable, this Agreement will continue in full force and effect without said provision and will be interpreted to reflect the original intent of the parties. This Agreement will be governed by the laws of the State of Oregon, without regard to its conflict of laws principles. The parties consent to the personal and exclusive jurisdiction of courts located in Oregon. Waiver by

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either party of a breach of any provision of this Agreement or the failure by either party to exercise any right hereunder will not operate or be construed as a waiver of any subsequent breach of that right or as a waiver of any other right.

b         Non-Assignability and Binding Effect.  A mutually agreed consideration for Supplier's entering into this Agreement is the reputation, business standing, and goodwill already honored and enjoyed by Sales Representative under its present ownership, and, accordingly, Sales Representative agrees that its rights and obligations under this Agreement may not be transferred or assigned directly, indirectly or by a change in control without Supplier's prior written consent. Subject to the foregoing, this Agreement will be binding upon and inure to the benefit of the parties hereto, their successors and assigns.

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IN WITNESS WHEREOF, the parties hereto have caused their duly authorized Sales Representatives to execute this Agreement, effective as of the Effective Date.

AGREED BY SUPPLIER:		AGREED BY SALES REPRESENTATIVE:

SEMLER SCIENTIFIC, INC.		DOUG MURPHY-CHUTORIAN

Signature:	/s/ Dan E. Conger	Signature:	/s/ Doug Murphy-Chutorian

Name:	Daniel E. Conger	Name:	Doug Murphy-Chutorian

Title:	VP, Finance	Title:	Chief Executive Officer

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EXHIBIT A

PRODUCTS AND TERRITORY

Products

FloChecTM system

Territory

Worldwide

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EXHIBIT B

COMMISSION SCHEDULE

Sales Representative shall accrue the following commissions:

1.	For each calendar month during which this Agreement is effective, CEO will receive a $16,000.00 stipend.

2.	For each of the products that are installed with a customer pursuant to a Completed Order, CEO will receive $15.00 per calendar month during which the applicable customer has an active and effective service agreement with Supplier.

No Commission will be paid after one year from the termination of this Agreement.

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EXHIBIT C

Reserved accounts in the Territory:

None

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